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                                                                    EXHIBIT 24.4

                               PERKINS COIE LLP

                               1201 Third Avenue
                        Seattle, Washington 98101-3099

                                 June 15, 2000


First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah  84111

     RE:  Amendment No. 1 to
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We are members of the Bar of the State of Washington and have acted as counsel to First Security Bank, N.A. ("First Security") in connection with the registration of Asset Backed Notes to be issued by First Security(R) Auto Owner Trusts.

     In connection with our engagement, we consent to the reference to Perkins Coie LLP under the caption "Legal Matters" in the Prospectus included in the above-referenced Registration Statement.

                                    Very truly yours,

                                    PERKINS COIE LLP

                                    /s/ Perkins Coie LLP